UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
CARDIOME PHARMA CORP.
(Exact name of registrant as specified in its charter)

Canada	Not applicable

(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)
6th Floor, 6190 Agronomy Road
Vancouver, British Columbia
Canada V6T 1Z3
(604) 677-6905
(Address of registrant’s Principal Executive Offices)
AMENDED 2001 INCENTIVE STOCK OPTION PLAN
(Full title of the plan)
PTSGE Corp.
925 Fourth Avenue, Suite 2900
Seattle, Washington 98104
(206) 623-7580
(Name, address, including ZIP code, and telephone number, including area code, of agent for service)
Copies to:
Annette E. Becker, Esq.
Devin W. Stockfish, Esq.
Kirkpatrick & Lockhart Preston Gates Ellis LLP
925 Fourth Avenue, Suite 2900
Seattle, WA 98104
(206) 623-7580
CALCULATION OF REGISTRATION FEE

Title of each class of	Amount to be	Proposed maximum	Proposed maximum	Amount of
securities to be registered	registered (1)	offering price per share (2)	aggregate offering price	registration fee
Common Shares, without par value	350,000 shares	$8.76	$3,066,000	$94.13

(1)	Pursuant to Rule 416(a), this Registration Statement shall also cover any additional common shares of the registrant that become issuable under the Amended 2001 Incentive Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding common shares of the registrant.

(2)	Computed in accordance with Rule 457(h) and Rule 457(c), solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the common shares of the registrant as reported by The Nasdaq Stock Market on September 12, 2007.

EXPLANATORY NOTE
     This Registration Statement is being filed pursuant to General Instruction E of Form S-8 to register an additional 350,000 common shares of registrant, which may be issued under the registrant’s Amended 2001 Incentive Stock Option Plan, as amended September 5, 2007. Such shares are additional securities of the same class as other securities for which previous registration statements on Form S-8 were filed with the Securities and Exchange Commission (the “Commission”) on June 16, 2005 (File No. 333-125860) and August 17, 2006 (File No. 333-136696). Pursuant to General Instruction E of Form S-8, the contents of the above listed registration statements are incorporated by reference herein.
Item 3.     Incorporation of Documents by Reference.
     The following documents heretofore filed with the Commission by the registrant are incorporated herein by reference:
     (a)   The registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2006.
     (b)   The registrant’s reports on Form 6-K filed with the Commission on January 18, 2007, January 19, 2007, January 23, 2007, February 9, 2007, February 20, 2007, February 22, 2007, March 13, 2007, March 29, 2007, May 10, 2007, May 14, 2007, May 14, 2007, May 18, 2007, May 30, 2007, June 4, 2007, June 19, 2007, August 9, 2007, August 10, 2007, August 10, 2007, and August 30, 2007.
     (c)   The description of the registrant’s common shares contained in the Registration Statement on Form 20-F filed with the Commission on August 22, 1997 including any amendments or reports filed for the purpose of updating such description.
     All documents subsequently filed by the registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents, other than information in the documents that is not deemed to be filed with the Commission.
     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which is incorporated by reference herein, modifies or supersedes the statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 8.     Exhibits.
     The Exhibits to this Registration Statement are listed in the Index to Exhibits on the page following the signature page to this Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, on the 14th day of September, 2007.

CARDIOME PHARMA CORP.
By:	/s/ ROBERT W. RIEDER
Robert W. Rieder, Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert W. Rieder and Douglas G. Janzen, jointly and severally, each in his own capacity, his true and lawful attorneys-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 14, 2007.

/s/ ROBERT W. RIEDER Robert W. Rieder	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

/s/ CURTIS SIKORSKY Curtis Sikorsky	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ RICHARD M. GLICKMAN Richard M. Glickman	Director

/s/ JACKIE M. CLEGG Jackie M. Clegg	Director

/s/ HAROLD H. SHLEVIN Harold H. Shlevin	Director

/s/ PETER W. ROBERTS Peter W. Roberts	Director

/s/ DOUGLAS G. JANZEN Douglas G. Janzen	Director

/s/ WILLIAM L. HUNTER William L. Hunter	Director

/s/ CHARLES FISHER Charles Fisher	Authorized Representative in the United States

INDEX TO EXHIBITS

Exhibit
Number	Description

5.1	Opinion of McCarthy Tétrault LLP

23.1	Consent of KPMG LLP, Chartered Accountants

23.2	Consent of Ernst & Young LLP, Chartered Accountants

23.3	Consent of McCarthy Tétrault LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included as part of the signature page to this Registration Statement)

99.1	Cardiome Pharma Corp. Amended 2001 Incentive Stock Option Plan